EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of West Texas Resources, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Sawyer and John D. Kerr, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ William A. Sawyer	Dated: February 10, 2017
William A. Sawyer
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ John D. Kerr	Dated: February 10, 2017
John D. Kerr
Title:	Chief Financial Officer (Principal Financial Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.